Exhibit 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Form SB-2 of our report dated September 23, 2004, relating to the financial statments of Zeolite
Exploration Company, which contains an explanatory paragraph that describes substantial doubt about the Company's ability to continue as a going concern, and to the reverence to our firm under th caption "Experts" in the Prospectus.


                                               /s/ Schwartz Levitsky Feldman LLP


Toronto, Ontario, Canada
March 31, 2006